Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Second Quarter 2010 Results

MOUNTAIN VIEW, Calif. — July 22, 2010— Omnicell, Inc. (NASDAQ: OMCL), a leading global provider of system solutions to acute healthcare facilities, today announced results for its second quarter ended June 30, 2010.

GAAP results: Revenue for the second quarter of 2010 was $54.7 million, up $0.5 million or 1% from the first quarter of 2010, and up $2.1 million or 4% from the second quarter of 2009.

Second quarter 2010 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $2.0 million, or $0.06 per diluted share. This compares to net income of $1.0 million, or $0.03 per diluted share in the first quarter of 2010, and net income of $0.9 million, or $0.03 per diluted share in the second quarter of 2009.

Non-GAAP results: Non-GAAP net income was $4.1 million for the second quarter of 2010, or $0.12 per diluted share, which excludes $2.1 million in stock compensation expense. This compares to non-GAAP net income of $3.1 million, or $0.09 per diluted share for the first quarter of 2010, which excludes $2.2 million in stock compensation expense.  Second quarter 2010 results compare to non-GAAP net income of $3.3 million, or $0.10 per diluted share for the second quarter of 2009, which excludes $2.4 million in stock compensation expense.

“In light of a challenging economic environment for capital spending, I am pleased with our results for Q2,” said Randall Lipps, Omnicell president, chairman and CEO. Revenue is up year to year and profits increased. Our solutions continue to resonate with new and existing hospital customers who are seeking a trustworthy partner and expert advisor for adding the safest and most effective medication and supply automation capabilities to their operations.”

Omnicell Conference Call Information

Omnicell will hold a conference call at 1:30 p.m. PDT today to discuss second quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 87887981. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 2:30 p.m. PDT and will be available until 8:59 p.m. PDT on July 29. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, conference code # 87887981.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems that enable healthcare facilities to increase operational efficiency, enhance patient safety and allow clinicians to spend more time with their patients.

Founded in 1992, Omnicell’s medication-use solutions include complete automation systems for the central pharmacy, anesthesia workstations for the operating room, dispensing cabinet systems for nursing units, and safe, secure medication transportation and verification systems to the patient bedside. From a medication’s arrival at the receiving dock to its dosing to the patient, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with comprehensive supply chain solutions that result in fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, the tightening in the credit market, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to grow product backlog, retain key personnel, cut expenses, manage future changes in revenue levels, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, earnings per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718.  We recognize equity plan-related compensation expense, which represents the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation”.

b) Restructuring charges (net of tax).  We incurred charges for employee severance in connection with a reduction in force in the six months ended June 30, 2009, which was designed to align our cost structure with current business expectations.  The financial impact of these charges is excluded from our non-GAAP results as they are considered to be infrequent in nature, they are not expected to occur in the ordinary course of business, and are not used for the purpose of evaluating the company’s core performance.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718, are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Product	$42,023	$42,295	$41,983	$84,318	$84,278
Services and other revenues	12,670	11,865	10,660	24,535	20,569
Total revenue	54,693	54,160	52,643	108,853	104,847

Cost of revenues:
Cost of product revenues	19,009	19,265	19,175	38,274	39,455
Cost of services and other revenues	6,816	7,309	6,539	14,125	13,434
Restructuring charges	—	—	—	—	1,209
Total cost of revenues	25,825	26,574	25,714	52,399	54,098

Gross profit	28,868	27,586	26,929	56,454	50,749
Operating expenses:
Research and development	4,950	4,565	4,574	9,515	8,551
Selling, general, and administrative	20,426	21,512	21,038	41,938	42,537
Restructuring charges	—	—	—	—	1,315
Total operating expenses	25,376	26,077	25,612	51,453	52,403
Income (loss) from operations	3,492	1,509	1,317	5,001	(1,654)
Other income and expense, net	53	74	194	127	376
Income (loss) before provision for (benefit from) income taxes	3,545	1,583	1,511	5,128	(1,278)
Provision for (benefit from) income taxes	1,580	604	607	2,184	(311)
Net income (loss)	$1,965	$979	$904	$2,944	$(967)

Net income (loss) per share:
Basic	$0.06	$0.03	$0.03	$0.09	$(0.03)
Diluted	$0.06	$0.03	$0.03	$0.09	$(0.03)

Weighted average shares outstanding:
Basic	32,567	32,207	31,578	32,388	31,516
Diluted	33,452	33,153	31,961	33,303	31,516

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$185,156	$169,230
Accounts receivable, net	37,986	40,826
Inventories	9,735	10,502
Prepaid expenses	7,950	8,780
Deferred tax assets	15,711	15,247
Other current assets	6,456	6,159
Total current assets	262,994	250,744

Property and equipment, net	13,729	13,209
Non-current net investment in sales-type leases	9,587	10,104
Goodwill	24,982	24,982
Other intangible assets	3,270	4,233
Non-current deferred tax assets	9,807	9,666
Other assets	9,125	9,322
Total assets	$333,494	$322,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	9,968	$10,313
Accrued compensation	6,025	8,095
Accrued liabilities	13,115	11,997
Deferred service revenue	14,777	14,457
Deferred gross profit	12,854	13,689
Total current liabilities	56,739	58,551

Long-term deferred service revenue	19,656	20,810
Other long-term liabilities	657	595
Total liabilities	77,052	79,956

Stockholders’ equity:
Total stockholders’ equity	256,442	242,304

Total liabilities and stockholders’ equity	$333,494	$322,260

(1) Information derived from our December 31, 2009 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	June 30, 2010		March 31, 2010		June 30, 2009
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted
GAAP	$1,965	$0.06	$979	$0.03	$904	$0.03
Non-GAAP adjustments:
ASC 718 adjustment (a)
Gross profit	363		321		287
Operating expenses	1,734		1,835		2,087
	2,097	0.06	2,156	0.06	2,374	0.07

Non-GAAP	$4,062	$0.12	$3,135	$0.09	$3,278	$0.10

	Six months ended
	June 30, 2010		June 30, 2009
	Net income	Earnings per share- diluted	Net income (loss)	Earnings (loss) per share- diluted
GAAP	$2,944	$0.09	$(967)	$(0.03)
Non-GAAP adjustments:
ASC 718 adjustment (a)
Gross profit	684		665
Operating expenses	3,569		4,193
Restructuring cost (net of tax) (b)
Gross profit			735
Operating expenses			799
	4,253	0.13	6,392	0.20

Non-GAAP	$7,197	$0.22	$5,425	$0.17

(a) This adjustment reflects the accounting impact of non-cash share-based compensation expense related to the impact of ASC 718 (formerly known as FAS 123R) for the periods shown.

(b) This is the net of tax impact of the restructuring activities executed during the six months ended June 30, 2009.

OMNICELL, INC.

CALCULATION OF ADJUSTED EBITDA (1)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009

GAAP net income (loss)	$1,965	$979	$904	$2,944	$(967)
Add back:
ASC 718 stock compensation expense	2,097	2,156	2,374	4,253	4,858
Interest	(88)	(72)	(177)	(160)	(400)
Depreciation and amortization expense	2,178	2,123	2,401	4,301	4,874
Income tax expense (benefit)	1,580	604	607	2,184	(311)
Non-GAAP adjusted EBITDA (1)	$7,732	$5,790	$6,109	$13,522	$10,578

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, formerly FAS 123R.